UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 11, 2005

EXPRESS SCRIPTS, INC.
(Exact Name of Registrant as Specified in its Charter)
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DELAWARE	0-20199	43-1420563
(State or Other Jurisdiction of Incorporation or Organization	(Commission File Number)	(I.R.S. Employer Identification No.)

13900 Riverport Drive, Maryland Heights, MO (Address of Principal Executive Offices)	63043 (Zip Code)

Registrant’s telephone number including area code: 314-770-1666

No change since last report
(Former Name or Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Definitive Agreement

On April 11, 2005 the Express Scripts, Inc (the “Company”) and George Paz entered into a new employment agreement in connection with Mr. Paz’s promotion to the office of Chief Executive Officer (the “Agreement”). Pursuant Agreement, Mr. Paz’s previous employment agreement with the Company, entered into in April 2004 (the “2004 Agreement”) with Mr. Paz was terminated other than those terms addressing the stock option and restricted stock grants under the 2004 Agreement, which terms were incorporated by reference into the Agreement.

The Agreement was effective as of April 1, 2005 with an initial term through March 31, 2008. The Agreement provides for (i) an initial base salary of $650,000 (which may not be reduced after any increase); (ii) a guaranteed minimum annual bonus target under the Company’s bonus plan of 100% of Mr. Paz’s annual base salary, with a bonus opportunity for each calendar year during the employment period of up to 200% of the executive’s guaranteed minimum annual bonus in the event the Company achieves certain “stretch” financial and work plan goals; (iii) participation in the Company’s benefit and incentive plans and other arrangements in accordance with their terms; (iv) the crediting of a deferred bonus in the amount of $200,000 to the executive’s retirement account in the Company’s Executive Deferred Compensation Plan (the “EDCP”), subject to the terms and conditions of the EDCP, which bonus generally vests at the end of the initial employment period except as described below; (v) a grant under the Company’s 2000 Long Term Incentive Plan (the “2000 LTIP”) of an option to purchase 40,000 shares of the Common Stock, vesting in three equal increments on March 31, 2006, 2007 and 2008; and (vi) such perquisites and fringe benefits to which similarly situated Company executives are entitled and which are suitable for Mr. Paz’s position.

If Mr. Paz’s employment is terminated prior to expiration of the employment period, he is not entitled to receive any further payments or benefits that have not already been paid or provided (including any unvested portion of the option grant or restricted stock award) except as follows:

-	Mr. Paz will be entitled to all previously earned and accrued, but unpaid, annual base salary.

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If Mr. Paz’s employment is terminated by the Company other than for Cause or Disability, or by Mr. Paz for Good Reason (as those terms are defined in the Agreement), Mr. Paz is entitled to receive: (i) a pro rata portion of the restricted stock award under the 2004 Agreement based on the number of days worked during the employment period under the 2004 Agreement; (ii) a severance benefit equal to 18 months of his base salary plus a specified portion of his bonus potential for the year based on the average percentage of the potential earned for the three prior years; (iii) reimbursement for the cost of continuing medical insurance for Mr. Paz, his spouse and any eligible dependents for 36 months after termination of employment; and (iv) a pro rata portion of the deferred bonus based on the number of days worked during the initial employment period.

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If Mr. Paz’s employment terminates on account of Disability or retirement (i.e., voluntary retirement on or after age 59 ½ but not within 90 days after a change in control (as defined in the Agreement) of the Company) prior to the end of his employment period under the Agreement, Mr. Paz generally is entitled to receive (i) a certain percentage of the restricted stock award calculated pursuant to the terms of the Agreement, (ii) a pro rata portion of the deferred bonus, and (iii) reimbursement for the cost of continuing medical insurance for Mr. Paz, his spouse and any eligible dependents for 36 months after termination of employment.

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If Mr. Paz’s employment terminates on account of death prior to the end of his employment period under the Agreement, Mr. Paz’s estate generally is entitled to receive (i) 100% of the restricted stock award calculated pursuant to the terms of the Agreement, (ii) 100% of the deferred bonus, and (iii) reimbursement for the cost of continuing medical insurance for Mr. Paz’ spouse and any eligible dependents for 36 months after termination of employment.

If Mr. Paz’s employment is terminated prior to expiration of the employment period (including any renewal period in effect) for any reason, then he is prohibited from competing against the Company for 18 months after such termination. If termination of employment occurs solely as a result of expiration of the Agreement, Mr. Paz is prohibited from competing for one year after such termination. Mr. Paz is also subject to certain non-solicitation and non-disclosure limitations. Entitlement to the severance benefit described above (including any prorated portion) is contingent upon compliance with these restrictive covenants. The parties also agreed that in the event any severance or similar payments to be made to Mr. Paz following termination (other than payments under the EDCP) should be subject to the restrictions of Section 409A of the Internal Revenue Code of 1986, as amended, then the parties would negotiate in good faith to amend the Agreement to the extent necessary to create payment terms with respect to such post-termination payments which are as close as possible to those originally set forth in the Agreement while not violating the terms of Section 409A.

In the event that any amount or benefit paid or distributed to Mr. Paz pursuant to the Agreement, taken together with any amounts or benefits otherwise paid or distributed to the executive by the Company pursuant to any other arrangement or plan (collectively, the “Covered Payments”), would result in the executive’s liability for the payment of an excise tax under Section 4999 of the Internal Revenue Code (or any similar state or local tax) (collectively, the “Excise Tax”), the Company will make a “gross-up” payment to the executive to fully offset the Excise Tax provided the aggregate present value of the Covered Payments is equal to or exceeds 125% of the maximum total payment which could be made to the executive without triggering the Excise Tax. If the aggregate present value of the Covered Payments, however, exceeds such maximum amount, but is less than 125% of such maximum amount, then the Company may, in its discretion, reduce the Covered Payments so that no portion of the Covered Payments is subject to the Excise Tax, and no gross-up payment will be made.

Item 1.02 Termination of Material Definitive Agreement

In connection with entering into the agreement with Mr. Paz described in Item 1.01 above, the Company and Mr. Paz terminated the 2004 Agreement entered into on April 15, 2004 between the Company and Mr. Paz. A brief description of the terms and conditions of such employment agreement was provided in the Company’s Proxy Statement on Schedule 14A filed on April 16, 2004, which description is incorporated herein by reference. The Company did not incur any early termination penalties in connection with the termination of such employment agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPRESS SCRIPTS, INC.
Date: April 14, 2005	By: /s/ Thomas M. Boudreau Thomas M. Boudreau Sr. Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement dated April 11, 2005